Exhibit 99.6

Clip Interactive, LLC

2013 Equity Incentive Plan

Adopted by the Board: June 30, 2013
Approved By Members: June 30, 2013

Termination Date: June 29, 2023

1.             General.

(a)            Eligible Award Recipients. Employees, Directors, eligible Consultants and Other Service Providers of the Company and its Affiliates are eligible to receive Awards.

(b)            Available Awards. The Plan provides for the grant of Options, Profits Interests and Restricted Share Awards.

(c)            Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible Award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in the value of the Shares.

2.              Administration.

(a)            Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)            Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)             To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise; (E) the number of Shares subject to an Award; and (F) the Fair Market Value applicable to an Award.

(ii)            To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.

(iii)           To settle all controversies regarding the Plan and Awards granted under it.

(iv)            To accelerate, in whole or in part, the time at which an Award may be exercised or vest.

(v)              To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.

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(vi)           To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law, and except as provided in Section 10(a) relating to Capitalization Adjustments, no amendment will be effective unless approved by the Shareholders if such approval is required by the LLC Agreement. Except as provided in the Plan (including subsection (viii) below) or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award without his or her written consent.

(vii)          To submit any amendment to the Plan for Shareholder approval.

(viii)        To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent to bring the Award into compliance with Section 409A of the Code or to comply with other applicable laws.

(ix)           Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)            To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors, eligible Consultants, and Other Service Providers who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(xi)           To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Award; (B) the cancellation of any outstanding Award and the grant in substitution therefore of a new (1) Option, (2) Profits Interest, (3) Restricted Share Award, (4) cash and/or (5) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of Shares as the cancelled Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c)            Delegation to Committee. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(d)            Delegation to an Officer. The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options (and, to the extent permitted by applicable law, other Awards) and, to the extent permitted by applicable law, the terms of such Options, and (ii) determine the number of Shares to be subject to such Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of Shares that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 14(t) below.

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(e)            Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.             Shares Subject to the Plan.

(a)            Share Reserve. Subject to Section 10(a) relating to Capitalization Adjustments, the aggregate number of Shares that may be issued pursuant to Awards from and after the Effective Date will not exceed 3,750,000 Series 1 Common Shares and zero Series 2 Common Shares (together, the “Share Reserve”). For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of Shares that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Awards except as provided in Section 8(a).

(b)            Reversion of Shares to the Share Reserve. If an Award or any portion thereof (i) expires or otherwise terminates without all of the Shares covered by such Award having been issued, or (ii) is settled in cash (i.e., the Participant receives cash rather than Shares), such expiration, termination or settlement will not reduce (or otherwise offset) the number of Shares that may be available for issuance under the Plan. If any Shares issued pursuant to an Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such Shares in the Participant, then the Shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any Shares reacquired by the Company in satisfaction of tax withholding obligations on an Award or as consideration for the exercise or purchase price of an Award will again become available for issuance under the Plan.

4.             Eligibility of Consultants and Other Service Providers.

A Consultant or Other Service Provider will not be eligible for the grant of an Award if, at the time of grant, either the offer or sale of the Company’s securities to such Consultant or Other Service Provider is not exempt under Rule 701 because of the nature of the services that the Consultant or Other Service Provider is providing to the Company, because the Consultant or Other Service Provider is not a natural person, or because of any other provision of Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

5.             Option Terms.

Each Option will be in such form and will contain such terms and conditions as the Board deems appropriate. The provisions of separate Options need not be identical; provided, however, that each Option Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Option Agreement or otherwise) the substance of each of the following provisions:

(a)            Term. No Option will be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the Option Agreement.

(b)            Exercise Price. The exercise or strike price of each Option will be not less than 100% of the Fair Market Value of the Series 1 Common Shares subject to the Option on the date the Award is granted, unless such Option is either exempt from Section 409A of the Code or contains terms that allow such Option to comply with Section 409A of the Code notwithstanding such discounted exercise price.

(c)             Consideration. The purchase price of Series 1 Common Shares acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i)             by cash, check, bank draft or money order payable to the Company;

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(ii)           by delivery to the Company (either by actual delivery or attestation) of Series 1 Common Shares;

(iii)          by a “net exercise” arrangement pursuant to which the Company will reduce the number of Series 1 Common Shares issuable upon exercise by the largest whole number of Series 1 Common Shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Optionholder to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole Series 1 Common Shares to be issued. Series 1 Common Shares will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) Series 1 Common Shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) Series 1 Common Shares are delivered to the Optionholder as a result of such exercise, and (C) Series 1 Common Shares are withheld to satisfy tax withholding obligations;

(iv)            according to a deferred payment or similar arrangement with the Optionholder; provided, however, that interest will compound at least annually and will be charged at the minimum rate of interest necessary to avoid (A) the imputation of interest income to the Company and compensation income to the Optionholder under any applicable provisions of the Code, and (B) the classification of the Option as a liability for financial accounting purposes; or

(v)             in any other form of legal consideration that may be acceptable to the Board and is specified in the applicable Option Agreement.

(d)            Transferability. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options will apply:

(i)             Restrictions on Transfer. An Option will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below) and will be exercisable during the lifetime of the Optionholder only by the Optionholder. The Board may permit transfer of the Option in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, an Option may not be transferred for consideration.

(ii)           Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument.

(iii)         Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, an Optionholder may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Optionholder, will thereafter be entitled to exercise the Option and receive the Series 1 Common Shares or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Optionholder’s estate will be entitled to exercise the Option and receive the Series 1 Common Shares or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(e)            Vesting Generally. The total number of Series 1 Common Shares subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of performance goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(e) are subject to any Option provisions governing the minimum number of Series 1 Common Shares as to which an Option may be exercised.

(f)            Termination of Continuous Service. Except as otherwise provided in the applicable Option Agreement or other agreement between the Optionholder and the Company, if an Optionholder’s Continuous Service terminates (other than for Cause and other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the applicable Option Agreement, which period will not be less than 30 days if necessary to comply with applicable laws unless such termination is for Cause) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the applicable time frame, the Option will terminate.

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(g)            Extension of Termination Date. Except as otherwise provided in the applicable Option Agreement or other agreement between the Optionholder and the Company, if the exercise of an Option following the termination of the Optionholder’s Continuous Service (other than for Cause and other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of Series 1 Common Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of a total period of three months (that need not be consecutive) after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the applicable Option Agreement. In addition, unless otherwise provided in an Optionholder’s Option Agreement, if the sale of any Series 1 Common Shares received upon exercise of an Option following the termination of the Optionholder’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Optionholder’s Continuous Service during which the sale of Series 1 Common Shares received upon exercise of the Option would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option as set forth in the applicable Option Agreement.

(h)            Disability of Optionholder. Except as otherwise provided in the applicable Option Agreement or other agreement between the Optionholder and the Company, if an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement, which period will not be less than 6 months if necessary to comply with applicable laws), and (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the applicable time frame, the Option will terminate.

(i)            Death of Optionholder. Except as otherwise provided in the applicable Option Agreement or other agreement between the Optionholder and the Company, if (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement for exercisability after the termination of the Optionholder’s Continuous Service (for a reason other than death), then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Option Agreement, which period will not be less than 6 months if necessary to comply with applicable laws), and (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the applicable time frame, the Option will terminate.

(j)             Termination for Cause. Except as explicitly provided otherwise in an Optionholder’s Option Agreement, if an Optionholder’s Continuous Service is terminated for Cause, the Option will terminate immediately upon such Optionholder’s termination of Continuous Service, and the Optionholder will be prohibited from exercising his or her Option from and after the time of such termination of Continuous Service.

(k)            Non-Exempt Employees. If an Option is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any Series 1 Common Shares until at least six months following the date of grant of the Option (although the Option may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, the vested portion of any Options may be exercised earlier than six months following the date of grant (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Company Transaction in which such Option is not assumed, continued or substituted, (iii) upon a Change in Control, or (iv) upon Optionholder’s retirement (as such term may be defined in the Optionholder’s Option Agreement, in another agreement between the Optionholder and the Company, or, if no such definition is provided for, in accordance with the Company’s then current employment policies and guidelines). The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt Employee in connection with the exercise, vesting or issuance of any Series 1 Common Shares under any other Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(k) will apply to all Awards and are hereby incorporated by reference into such Award Agreements.

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(l)             Early Exercise of Options. An Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the Series 1 Common Shares subject to the Option prior to the full vesting of the Option. Subject to the Repurchase Limitation in Section 9(k), any unvested Series 1 Common Shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate. Provided that the Repurchase Limitation in Section 9(k) is not violated, the Company will not be required to exercise its repurchase right until at least six months (or such longer or shorter period of time required to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following exercise of the Option unless the Board specifically provides otherwise in the Option Agreement.

(m)           Right of Repurchase. Subject to the Repurchase Limitation in Section 9(k), the Option may include a provision whereby the Company may elect to repurchase all or any part of the vested Series 1 Common Shares acquired by the Optionholder pursuant to the exercise of the Option.

(n)            Right of First Refusal. The Option may include a provision whereby the Company may elect to exercise a right of first refusal following receipt of notice from the Optionholder of the intent to transfer all or any part of the Series 1 Common Shares received upon the exercise of the Option. Such right of first refusal will be subject to the Repurchase Limitation in Section 9(k). Except as expressly provided in this Section 5(n) or in the Option Agreement, such right of first refusal will otherwise comply with any applicable provisions of the LLC Agreement.

6.             Profits Interest Terms.

Each Profits Interest Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Profits Interest Agreements may change from time to time, and the terms and conditions of separate Profits Interest Agreements need not be identical. However, each Profits Interest Agreement will conform to (through incorporation of the provisions hereof by reference in the Profits Interest Agreement or otherwise) the substance of each of the following provisions:

(a)            Consideration. A Profits Interest may be awarded in consideration for past services to the Company or an Affiliate or any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(b)            Vesting. Subject to the Repurchase Limitation in Section 9(k), the total number of Series 2 Common Shares subject to a Profits Interest Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board. The vesting provisions of Series 2 Common Shares under individual Profits Interest Agreements may vary.

(c)            Termination of Continuous Service. Except as otherwise provided in the applicable Profits Interest Agreement, any or all of the Series 2 Common Shares subject to the Participant’s Profits Interest Agreement that have not vested as of the Participant’s termination of Continuous Service will be forfeited upon such termination of Continuous Service.

(d)            Transferability. A Series 2 Common Share subject to a Profits Interest Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Profits Interest Agreement, as the Board will determine in its sole discretion, so long as the Series 2 Common Shares subject to such Profits Interest Agreement remain subject to the terms of that Profits Interest Agreement.

7.             Restricted Share Award Terms.

Each Restricted Share Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Operating Agreement, at the Board’s election, Series 1 Common Shares may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Share Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Share Award Agreements may change from time to time, and the terms and conditions of separate Restricted Share Award Agreements need not be identical. Each Restricted Share Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

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(a)            Consideration. A Restricted Share Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(b)            Vesting. Subject to the “Repurchase Limitation” in Section 9(k), Series 1 Common Shares awarded under the Restricted Share Award Agreement may be subject to forfeiture to the Company or repurchase by the Company in accordance with a vesting schedule to be determined by the Board.

(c)           Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the Series 1 Common Shares held by the Participant as of the date of termination of Continuous Service under the terms of the Restricted Share Award Agreement.

(d)            Transferability. Rights to acquire Series 1 Common Shares under the Restricted Share Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Share Award Agreement, as the Board will determine in its sole discretion, so long as Series 1 Common Shares awarded under the Restricted Share Award Agreement remain subject to the terms of the Restricted Share Award Agreement.

(e)            Right of First Refusal. The Restricted Share Award may include a provision whereby the Company may elect to exercise a right of first refusal following receipt of notice from the Participant of the intent to transfer all or any part of the Series 1 Common Shares received pursuant to the Restricted Share Award Agreement. Except as expressly provided in this Section 7(e), or in the Restricted Share Award Agreement, such right of first refusal will otherwise comply with any applicable provisions of the Operating Agreement.

8.             Covenants of the Company.

(a)             Availability of Shares. The Company will keep available at all times the number of Shares reasonably required to satisfy then-outstanding Awards.

(b)            Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue Shares upon exercise of the Options; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Shares issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance of Shares under the Plan, the Company will be relieved from any liability for failure to issue Shares upon exercise of such Options or vesting of such Profits Interest unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of Shares pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c)            No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Optionholder to advise such holder as to the time or manner of exercising such Option. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Option or a possible period in which the Option may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

9.             Miscellaneous.

(a)            Use of Proceeds from Sales of Shares. Proceeds from the sale of Shares pursuant to Awards will constitute general funds of the Company.

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(b)            Company Action Constituting Grant of Awards. Company action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such company action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. If the company records (e.g., Board consents, resolutions or minutes) documenting the company action approving the Award contains terms (e.g., exercise price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in papering the Award Agreement, the company records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(c)           Shareholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of Shares under, the Award pursuant to its terms, and (ii) the issuance of the Shares subject to such Award has been entered into the books and records of the Company. A Participant to whom a Share is issued in accordance with the Plan will have such rights with respect to such Share as are provided in the LLC Agreement.

(d)            No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant or Other Service Provider pursuant to the terms of such Consultant’s or Other Service Provider’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the LLC Agreement, and any applicable provisions of the law of the state in which the Company or the Affiliate is organized, as the case may be.

(e)            Change in Time Commitment. If a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced for any reason (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of Shares subject to any portion of such Award that are scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced.

(f)             Investment Assurances; Execution of LLC Agreement. The Company may require a Participant, as a condition of exercising or acquiring Shares under any Award, to (i) give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; (ii) give written assurances satisfactory to the Company stating that the Participant is acquiring Shares subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Shares; and (iii) execute the LLC Agreement. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the Shares upon the exercise or acquisition of Shares under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on certificates issued under the Plan (if any) as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Shares.

(g)            Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) requiring the Participant to tender a cash payment; (ii) withholding Shares from the Shares issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

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(h)            Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(i)             Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j)            Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements will be interpreted in accordance with Section 409A of the Code.

(k)            Repurchase Limitation. The terms of any repurchase right will be specified in the Award Agreement.

10.            Adjustments upon Changes in Capitalization; Other Company Events.

(a)            Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), and (ii) the class(es) and number of securities and price per Share subject to outstanding Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)           Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding Shares not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the Shares subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)            Company Transaction. The following provisions will apply to Awards in the event of a Company Transaction unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award. In the event of a Company Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Company Transaction:

(i)             arrange for the surviving Entity or acquiring Entity (or the surviving or acquiring Entity’s parent company) to assume or continue the Award or to substitute a similar award for the Award (including, but not limited to, an award to acquire the same consideration paid to the Shareholders of the Company pursuant to the Company Transaction);

(ii)           arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Shares issued pursuant to the Award to the surviving Entity or acquiring Entity (or the surviving or acquiring Entity’s parent company);

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(iii)          accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Company Transaction as the Board may determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Company Transaction), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Company Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Company Transaction, which exercise is contingent upon the effectiveness of such Company Transaction;

(iv)           arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;

(v)            cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Company Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi)           make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Award immediately prior to the effective time of the Company Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be $0 if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Shares in connection with the Company Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of an Award.

(d)            Change in Control. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided and defined in the Award Agreement or grant notice for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

11.           Termination or Suspension of the Plan.

(a)            Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan will automatically terminate on the day before the 10th anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the Shareholders. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)            No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

12.           Effective Date of Plan.

This Plan will become effective on the Effective Date.

13.           Choice of Law.

The law of the State of Colorado will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

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14.           Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)           “Affiliate” means, at the time of determination, any “parent” or “majority-owned subsidiary” of the Company, as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “majority-owned subsidiary” status is determined within the foregoing definition.

(b)           “Award” means any right to receive Shares granted under the Plan, including an Option, Profits Interest or Restricted Share Award.

(c)           “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award grant. Each Award Agreement will be subject to the terms and conditions of the Plan.

(d)            “Board” means the Board of Directors of the Company as defined in the LLC Agreement.

(e)           “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Shares subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, incorporation, change in state of organization, distribution (whether in property or cash), equity split, reverse equity split, liquidating distribution, combination of Shares, exchange of Shares, change in form of organization or structure, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f)            “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g)           “Change in Control” means the occurrence in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)            any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of Shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such Share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

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(ii)           there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the Shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)         there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by Shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv)           individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

To the extent required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(h)           “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i)            “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j)            “Company” means Clip Interactive, LLC, a Colorado limited liability company.

(k)           “Company Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)             a sale, lease or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)           a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii)          a merger, consolidation, or similar transaction following which the Company is not the surviving Entity;

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(iv)           a merger, consolidation or similar transaction following which the Company is the surviving Entity but the Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

To the extent required for compliance with Section 409A of the Code, in no event will an event be deemed a Company Transaction if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(l)           “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of managers or board of directors of an Affiliate and is compensated for such services. However, the term “Consultant” will not include Shareholders, and service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan.

(m)          “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant, Shareholder or Director, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant, Shareholder or Director or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or an officer of the Company designated by the Board, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by that party, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n)           “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(o)           “Effective Date” means the effective date of this Plan, which is the earlier of (i) the date that this Plan is first approved by the Company’s Shareholders, and (ii) the date this Plan is adopted by the Board.

(p)            “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(q)            “Entity” means a corporation, partnership, limited liability company or other entity.

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(r)            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(s)           “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the Shareholders of the Company in substantially the same proportions as their Ownership of securities of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(t)             “Fair Market Value” means, as of any date, the value of the Shares determined reasonably and in good faith by the Board.

(u)            “Good Reason” means that one or more of the following are undertaken by the Company without the Participant’s express written consent: (i) a material reduction in the Participant’s base salary, which is a reduction of at least 10% of the Participant’s base salary (unless pursuant to a salary reduction program applicable generally to the Company’s similarly situated employees); (ii) a material reduction in the Participant’s duties (including responsibilities and/or authorities), provided, however, that a change in job position (including a change in title) will not be deemed a “material reduction” in and of itself unless the Participant’s new duties are materially reduced from the prior duties; or (iii) relocation of the Participant’s principal place of employment to a place that increases the Participant’s one-way commute by more than fifty (50) miles as compared to the Participant’s then-current principal place of employment immediately prior to such relocation; provided, however, that to resign for Good Reason, the Participant must (A) provide written notice to the Company (or its successor) within 30 days after the first occurrence of the event forming the basis of the Good Reason, (B) allow the Company at least 30 days from receipt of such written notice to cure such event, and (C) if such event is not reasonably cured within such period, the Participant’s resignation is effective not later than 90 days after the expiration of the cure period.

(v)             “LLC Agreement” means the Limited Liability Company Agreement of the Company, dated as of July 20, 2012, as the same may be amended from time to time.

(w)           “Director” of any Entity means a member of the board of directors or the equivalent governing body of such Entity.

(x)            “Officer” means any person designated by the Company as an officer.

(y)            “Option” means an option to purchase Series 1 Common Shares granted pursuant to the Plan.

(z)            “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(aa)          “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(bb)          “Other Service Provider” means any provider of services to the Company or an Affiliate other than an Employee, Director or Consultant. Other Service Providers will include, without limitation, a Shareholder who is providing services to the Company either in such Shareholder’s capacity as a Shareholder or in some other capacity; a “manager” of the Company or an Affiliate as such term may be defined in the applicable governing documents of such Entity; or a partner of an Affiliate organized as a partnership if such partner is providing services to the Affiliate either in such partner’s capacity as a partner, or in some other capacity.

(cc)          “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

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(dd)          “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(ee)          “Plan” means this Clip Interactive, LLC 2013 Equity Incentive Plan.

(ff)            “Profits Interest” means a Series 2 Common Share granted under the Plan pursuant to a Profits Interest Agreement.

(gg)          “Profits Interest Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual grant of Series 2 Common Shares. Each Profits Interest Agreement will be subject to the terms and conditions of the Plan.

(hh)          “Restricted Share Award” means an award of Series 1 Common Shares which is granted pursuant to the terms and conditions of Section 7.

(ii)           “Restricted Share Award Agreement” means a written agreement between the Company and a holder of a Restricted Share Award evidencing the terms and conditions of a Restricted Share Award. Each Restricted Share Award Agreement shall be subject to the terms and conditions of the Plan. A Restricted Share Award Agreement may also be called a “Restricted Share Purchase Agreement.”

(jj)            “Rule 405” means Rule 405 promulgated under the Securities Act.

(kk)         “Rule 701” means Rule 701 promulgated under the Securities Act.

(ll)            “Securities Act” means the Securities Act of 1933, as amended.

(mm)       “Series 1 Common Share” means a Series 1 Common Share of the Company, as defined in the LLC Agreement, and any securities into which such Series 1 Common Share may hereafter be converted.

(nn)          “Series 2 Common Share” means a Series 2 Common Share of the Company, as defined in the LLC Agreement, and any securities into which such Series 2 Common Share may hereafter be converted.

(oo)           “Share” means a Series 1 Common Share or a Series 2 Common Share.

(pp)          “Shareholder” means a Shareholder of the Company, as defined in the LLC Agreement.

(qq)          “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

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